EXHIBIT 2.2
                            STOCK EXCHANGE AGREEMENT

      This Stock Exchange Agreement (the "Agreement") is made as of May11, 2005 among Pixiem, Inc., a Delaware corporation (the "Company"), WinWin Wireless, LLC, a Delaware limited liability company ("WinWin"), and _______________ ("Stockholder").

      WHEREAS, Stockholder owns ________ shares of the Company's common stock, par value $__ per share (the "Shares"), and does not otherwise own or have any right to receive any shares of the capital stock of the Company;

      WHEREAS, the Company and its major shareholders have negotiated an agreement with WinWin (the "Acquisition Agreement") pursuant to which WinWin will acquire all of the issued and outstanding capital stock of the Company in exchange for 3,000,000 shares of common stock, par value $0.01 per share, of WinWin Gaming Inc., a Delaware corporation and the indirect parent of WinWin ("Parent"), (the "Acquisition"); and

      WHEREAS, in connection with the Acquisition, Stockholder wishes to exchange the Shares for shares of common stock of Parent on the terms and conditions set forth herein.
Intending to be legally bound, the parties hereby agree as follows:

1.    Exchange of Stock.

      1.1 Exchange of Stock. Subject to the terms and conditions of this Agreement, Stockholder hereby agrees to transfer to WinWin all of Stockholder's right, title and interest in and to the Shares to WinWin in exchange for _______________ shares of common stock, par value $0.01 per share, of Parent (the "WinWin Shares").

      1.2 Delivery. The exchange of shares described in Section 1.1 above shall occur simultaneously with the closing of the Acquisition as described in the Acquisition Agreement (the "Closing"). At the Closing, Stockholder shall deliver to WinWin a certificate or certificates representing the Shares and a duly executed assignment transferring the Shares to WinWin, and WinWin shall deliver to Stockholder a duly executed certificate representing the WinWin Shares. If the Closing does not occur by July 31, 2005, the rights and obligations of the parties hereunder shall terminate and this agreement shall be of no further force and effect.

2. Representations and Warranties of WinWin. WinWin represents and warrants to Stockholder that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the date of the Closing were substituted for the date of this Agreement throughout this Section 2)

      2.1 Organization of WinWin. WinWin is a limited liability company, duly formed and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      2.2 Authorization of Transaction. WinWin has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of WinWin, enforceable in accordance with its terms and conditions. WinWin need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement.


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      2.3   WinWin Shares. The WinWin Shares to be issued to Stockholder have been or will have been duly authorized for issuance by all requisite corporate and stockholder action required under the General Corporation Law of the State of Delaware and no other corporate or shareholder action is required to authorize the WinWin Shares for issuance and, when so issued in accordance with the terms of this Agreement, the WinWin Shares will be validly issued, fully paid and non-assessable.

      2.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which WinWin is subject or any provision of its certificate of formation or operating agreement, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which WinWin is a party or by which it is bound or to which any of its assets is subject.

      2.5 Brokers' Fees. WinWin has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Stockholder could become liable or obligated.

3. Representations and Warranties of Stockholder. Stockholder represents and warrants to WinWin that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the date of the Closing were substituted for the date of this Agreement throughout this Section 3) with respect to himself.

      3.1 Ownership of Shares. Stockholder is the owner of record and beneficially of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 and state securities laws), taxes, security interest, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, and Stockholder has not sold, pledged, assigned or otherwise transferred any of the Shares except pursuant to this Agreement. Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. Other than the Shares, Stockholder (a) does not have any equity interest in the Company, and (b) does not have any rights to any additional shares of the capital stock or any other securities of the Company, including any options, warrants, conversion privileges, preemptive rights, subscription rights or other rights or agreements.

      3.2 Authorization of Transaction. Stockholder has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Stockholder, enforceable in accordance with its terms and conditions. Stockholder does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of governmental authority in order to consummate the transactions contemplated by this Agreement.


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      3.3   Noncontravention. Neither the execution and the delivery of this
Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which Stockholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Stockholder is a party or by which he is bound or to which any of his assets is subject.

      3.4 Investment. Stockholder (i) understands that the WinWin Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the WinWin Shares solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the WinWin Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the WinWin Shares.

      3.5 Brokers' Fees. Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which WinWin could become liable or obligated.

4.    Miscellaneous.

      4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of Stockholder to purchase any Shares shall not be assignable without the prior written consent of WinWin.

      4.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Stockholder or WinWin and the Closing.

      4.4 Legends. The certificate or certificates representing the WinWin Shares to be delivered to Stockholder will be imprinted with a legend substantially in the following form:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES
            LAW. THESE SECURITIES MAY NOT BE TRANSFERRED
            EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.


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      4.5   Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      4.6 Expenses. WinWin and Stockholder shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

      4.7 Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute one instrument.

      4.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PIXIEM, INC.                              Stockholder:

By:
   ---------------------                  ------------------------
Name: Hongsuk Lee                         Stockholder
Title: President
                                          Address:
                                                 -------------------------------

                                                 -------------------------------

WINWIN WIRELES, LLC

By:
   ----------------------
Name: Larry Goldman
Title: Chief Financial Officer / Vice President, Finance